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Exhibit D

               NEW CENTURY ENERGIES, INC. AND SUBSIDIARY COMPANIES
           AGREEMENT FOR FILING CONSOLIDATED FEDERAL INCOME TAX RETURN
                                     AND FOR
            ALLOCATION OF CONSOLIDATED FEDERAL INCOME TAX LIABILITIES
                                  AND BENEFITS
                              DATED AUGUST 1, 1997

      New Century Energies, Inc., a corporation whose application to become a registered public utility holding company is pending, and its Subsidiaries (collectively referred to as the "Parties") hereby agree to join annually in the filing of a consolidated federal income tax return and to allocate the consolidated federal income tax liabilities and benefits among the members of the consolidated group in accordance with the provisions of this Agreement.


           PARTIES TO THE AGREEMENT:
                                                                                     FEDERAL EMPLOYER
           COMPANY NAME AND ADDRESS                                                IDENTIFICATION NUMBER
           ------------------------                                                ---------------------

           New Century Energies, Inc.                                                   84-1334327
           Denver, Colorado

           Public Service Company of Colorado                                           84-0296600
           Denver, Colorado

           Southwestern Public Service Company                                          75-0575400
           Amarillo, Texas

           New Century Services, Inc.                                                   84-1393401
           Denver, Colorado

           Cheyenne Light, Fuel and Power Company                                       83-0110025
           Cheyenne, Wyoming

           WestGas Interstate, Inc.                                                     84-1146601
           Denver, Colorado

           NC Enterprises, Inc.                                                         84-1393468
           Denver, Colorado

           Green & Clear Lakes Company                                                  84-6015505
           Denver, Colorado

           1480 Welton, Inc.                                                            84-6015504
           Denver, Colorado

           PS Colorado Credit Corporation                                               84-1032526
           Denver, Colorado

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           PSR Investments, Inc.                                                        84-1008701
           Denver, Colorado

           New Century International, Inc.                                              84-1396518
           Denver, Colorado

           Natural Fuels Corporation                                                    84-1138036
           Denver, Colorado

           Fuel Resources Development Company                                           84-0606084
           Denver, Colorado

           e prime, inc.                                                                84-1294626
           Denver, Colorado

           Young Gas Storage Company                                                    76-0411694
           Denver, Colorado

           Texas Ohio Gas, Inc.                                                         76-0229099
           Denver, Colorado

           Texas Ohio Gas Pipeline                                                      76-0323102
           Denver, Colorado

           e prime Telecom, Inc.                                                        84-1378877
           Denver, Colorado

           e prime Fixed Network, Inc.                                                  84-1378878
           Denver, Colorado

           e prime operating, inc.                                                      84-1432058
           Denver, Colorado

           e prime project international, inc.                                          84-1432055
           Denver, Colorado

           e prime Energy Marketing, Inc.                                               84-1405841
           Denver, Colorado

           Quixx Corporation                                                            75-2052223
           Amarillo, Texas

           Quixx Power Services, Inc.                                                   75-2507740
           Amarillo, Texas

           Quixx Carolina, Inc.                                                         75-2620106
           Amarillo, Texas

           Quixx WPP94, Inc.                                                            75-2571713
           Amarillo, Texas

           Quixx Jamaica, Inc.                                                          75-2572413
           Amarillo, Texas

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           Quixx Resources, Inc.                                                        88-0352919
           Amarillo, Texas

           Quixx Borger Cogen, Inc.                                                     52-2035347
           Amarillo, Texas

           Quixlin Corporation                                                          74-2792015
           Amarillo, Texas

           Quixx Jamaica Power, Inc.                                                    52-2035350
           Amarillo, Texas

           Quixx Mustang Station, Inc.                                                  75-2673153
           Amarillo, Texas

           Utility Engineering Corporation                                              75-2052226
           Amarillo, Texas

           Precision Resource Company                                                   75-2649652
           Amarillo, Texas

           Universal Utility Services Company                                           75-2648792
           Amarillo, Texas

           DEFINITIONS:

              "Consolidated Tax" is the aggregate current federal income tax liability for a tax year. It is the tax shown on the consolidated federal income tax return and any adjustments thereto thereafter determined. The Consolidated Tax will be the refund if the consolidated return shows a negative tax.

              "Corporate Tax Credit" is a negative separate return tax of an associate company for a tax year, equal to the amount by which the Consolidated Tax is reduced by including a net corporate taxable loss or other net tax benefit of such associate company in the consolidated tax return.

              "Corporate Taxable Income" is the taxable income or loss of an associate company for a tax year, computed as though such company had filed a separate return on the same basis as used in the consolidated return, except that dividend income from associate companies shall be disregarded, and other intercompany transactions, eliminated in consolidation, shall be given appropriate effect. It shall be further adjusted to allow for applicable rights accrued to the associate company under the second paragraph of sub-section (f) of this Agreement, but carryovers or carrybacks shall not be taken into account if the associate company has been paid a Corporate Tax Credit therefor. If an associate company is a member of the registered system's consolidated tax group for only part of a tax year, that period will be deemed to be its tax year for purposes of this Agreement.

              "Separate Return Tax" is the tax on the Corporate Taxable Income of an associate company computed as though such company were not a member of a consolidated group.

These definitions shall apply, as appropriate, in the context of the Alternative Minimum Tax ("AMT").

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      TAX ALLOCATION PROCEDURES:

              Notwithstanding anything in this Agreement to the contrary, the Consolidated Tax shall be allocated among the Parties consistent with Rule 45(c) of the Public Utility Holding Company Act of 1935, utilizing the "Separate Return Tax" method.

              (a) The Consolidated Tax, exclusive of the AMT, will be allocated among the Parties based on the ratio of each member's Separate Return Tax to the total Separate Return Tax. The positive tax liability allocated to any subsidiary of the group will not exceed the Separate Return Tax of such subsidiary.

              (b) Consolidated AMT, i.e., positive consolidated Tentative Minimum Tax (TMT) in excess of consolidated regular income tax, shall be allocated only to those members who on a separate return basis would have an excess of TMT over regular income tax (Excess). For purposes of this allocation, TMT and regular income tax can be positive or negative. Consolidated AMT will be apportioned among those members of the Affiliated Group in accordance with the ratio that the Excess of each Member computed on a separate return basis bears to the total amount of Excess for all members computed on a separate return basis. A member's regular income tax allocation will not be reduced as the result of any AMT allocation.

              (c) An AMT credit shall be allocated in accordance with the ratio that consolidated AMT was apportioned in sub-section (b) of this agreement. Only those members that had an AMT liability for the current year are allocated the credit. This credit is used to reduce the tax liability or increase the tax reimbursement of such members in a future year only when the Affiliated Group is NOT in a consolidated AMT position for that taxable year. The Parent shall inform each member when and to what extent such credit will be utilized.

              (d) Intercompany transactions eliminated by consolidation entries which affect the consolidated tax will be restored to the appropriate member of the group for the purpose of computing Separate Return Tax.

              (e) Any material items taxed at different rates or involving other special benefits or limitations included in the consolidated tax and separate return tax for any year will be allocated to the individual members of the group.

              (f) Each member of the group having a corporate tax loss will be included in the allocation of the Consolidated Tax. Those associate companies with a positive allocation will pay the amount allocated and those associate companies with a negative allocation will receive current payment for their Corporate Tax Credit. These payments will be allocated to the members of the group having Separate Return Tax as provided in sub-section
(a) of this Agreement.

              If the aggregate of the members' corporate tax losses or other tax benefits are not entirely utilized on the current year's consolidated return, the consolidated carryback to the applicable prior tax year(s) will be allocated in the same manner as provided in sub-section (g) of this Agreement. If these losses or other tax benefits cannot be used through a carryback to a previous consolidated return year, their carryover shall be equitably allocated to those members whose investments or contributions generated the business or tax credit or the capital loss, or whose activities generated other losses or tax benefits.

              (g) In the event the Consolidated Tax liability is subsequently revised by Internal Revenue Service audit adjustments, amended returns, claims for refund, or otherwise, such changes shall be allocated in the same manner as though the adjustments on which they are based had formed a part of the original consolidated return.

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           EFFECTIVE DATE:

              This Agreement is effective for the allocation of the current federal income tax liabilities of the Parties for the tax year in which final approval is received for the merger of Public Service Company of Colorado and Southwestern Public Service Company, and all subsequent years until this Agreement is revised.

           NEW MEMBERS:

              If during a consolidated return period the Parent or a subsidiary acquires or organizes another corporation that is required to be included in the consolidated return, then such corporation shall join in and be bound by this agreement.

           APPROVAL:

              This Agreement is subject to the approval of the Securities and Exchange Commission. A copy of this Agreement will be filed as an exhibit to the Form U5S Annual Report to the Securities and Exchange Commission by New Century Energies, Inc. for the year in which final approval is received for the merger of Public Service Company of Colorado and Southwestern Public Service Company.

              Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned, duly authorized, have signed this Agreement on behalf of the Parties indicated.